                                                                     EXHIBIT 11.

                              CASCADE CORPORATION

                       COMPUTATION OF EARNINGS PER SHARE

                      (IN THOUSANDS EXCEPT PER SHARE DATA)

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
                                                        QUARTER ENDED APRIL 30
                           ---------------------------------------------------------------------------------
                                            2000                                      1999
                           ---------------------------------------   ---------------------------------------
                             INCOME         SHARES       PER SHARE     INCOME         SHARES       PER SHARE
                           (NUMERATOR)   (DENOMINATOR)    AMOUNT     (NUMERATOR)   (DENOMINATOR)    AMOUNT
                           -----------   -------------   ---------   -----------   -------------   ---------
Net income...............     $5,171                                    $4,110
Less: preferred stock
  dividend...............         80                                       110
                              ------                                    ------
BASIC EPS
Income available to
  common shareholders....      5,091         11,440        $0.45         4,000         11,534        $0.35
                                                           =====                                     =====
Effect of dilutive
  securities
Manditorily redeemable
  convertible preferred
  stock..................         80            800                         80            800
Exchangeable preferred
  stock..................                                                   30            305
                              ------         ------                     ------         ------
DILUTED EPS
Income available to
  common shareholder plus
  assumed
  conversions............     $5,171         12,240        $0.42        $4,110         12,639        $0.33
                              ======         ======        =====        ======         ======        =====
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